THE NORMAN FUCHS
                          INDIVIDUAL RETIREMENT ACCOUNT
                                 5 FLAGPOLE LANE
                          EAST SETAUKET, NEW YORK 10598

                                                              September 30, 1998


THE DAVID ROSENBERG
IRREVOCABLE TRUST U/A/D 3/27/97
c/o Mitchell Schlossberg & Corie Weisblum
15 Downey Drive
Huntington, NY  11743


                               Purchase Agreement
                        235,000 Shares of Common Stock of
                            BOVIE MEDICAL CORPORATION


     This letter agreement (this "Agreement") shall be a legal and binding agreement between us with respect to the purchase by THE DAVID ROSENBERG IRREVOCABLE TRUST U/A/D 3/27/97 (the "Buyer") from THE NORMAN FUCHS INDIVIDUAL RETIREMENT ACCOUNT (the "Seller") of TWO HUNDRED AND THIRTY FIVE THOUSAND (235,000) shares of Common Stock, $0.001 par value per share, (collectively, the "Shares"), of BOVIE MEDICAL CORPORATION (f/n/a AN-CON GENETICS, INC.), a Delaware corporation (the "Corporation"), on the terms and conditions herein set forth.

     1. Sale of Shares; Purchase Price. (a) The closing of the transactions contemplated herein (the "Closing") shall occur on December 31, 1998 or such earlier or later date as determined by the mutual agreement of the parties hereto (the date on which the Closing occurs being referred to herein as the "Closing Date"). On the Closing Date, (i) the Seller, shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Shares, for an aggregate purchase price of ONE HUNDRED THOUSAND ($100,000) DOLLARS (the "Purchase Price") which will be paid by the Buyer at the Closing by a wire transfer of immediately available ("fed funds") funds to the bank account designated by the Seller.

          (b) On the Closing Date, the Seller shall deliver to the Buyer the stock certificates (the "Tendered Certificate") evidencing the Shares as well as other shares of common stock of the Corporation accompanied by a stock power in the form attached hereto as Exhibit A duly executed in blank and a letter in the form attached hereto as Exhibit B containing irrevocable instructions to


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THE DAVID ROSENBERG
IRREVOCABLE TRUST U/A/D 3/27/97
September ___, 1998
Page 2


the stock transfer agent of the Corporation to issue and deliver (i) to the Buyer a stock certificate representing the Shares registered in the name or names designated by the Buyer and (ii) to the Seller a stock certificate for that number of shares represented by the Tendered Certificate less the number of Shares registered in the name designated by the Seller.

     2. Representations and Warranties of the Buyer. As an inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

          (a) This Agreement is duly authorized, executed and delivered by the Buyer, and constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

          (b) The Buyer has full power and authority to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (c) The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its obligations hereunder do not conflict with or result in a breach of any term or provision of the charter documents of the Buyer or any other agreement of the Buyer or to which the property of the Buyer is bound.

          (d) The Buyer is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

          (e) The is purchasing the Shares for the Buyer's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act.

     3. Representations and Warranties of the Seller. As an inducement to the Buyer to enter into this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

          (a) This Agreement is duly authorized, executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.


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THE DAVID ROSENBERG
IRREVOCABLE TRUST U/A/D 3/27/97
September ___, 1998
Page 3


          (b) The Seller has full power and authority to enter into this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (c) The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder do not conflict with or result in a breach of any term or provision of the charter documents of the Seller or any other agreement of the Seller or to which the property of the Seller is bound.

          (d) On the date hereof and on the Closing Date the Seller owns beneficially and of record the Shares and the Seller has good and marketable title to the Shares, free and clear of any security interest, pledge, mortgage, lien, call, option, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, an "Encumbrance") except as legended in the stock certificate representing the Shares.

          (e) Upon consummation of the transactions contemplated by this Agreement on the Closing Date and upon payment in full and receipt of the Purchase Price, the Buyer will own the Shares free and clear of all Encumbrances except as legended in the stock certificate representing the Shares.

     Please sign below to indicate your acceptance of this Agreement, which shall be a binding legal obligation. This Agreement may be executed in counterparts.

                          Very truly yours,


                          THE NORMAN FUCHS INDIVIDUAL
                           RETIREMENT ACCOUNT

                          By:
                              ----------------------
                        Name:
                       Title: Trustee

                          [Signatures continued on following page]


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THE DAVID ROSENBERG
IRREVOCABLE TRUST U/A/D 3/27/97
September ___, 1998
Page 4


                          ACCEPTED AND AGREED
                           AS OF THE DATE FIRST ABOVE WRITTEN:


                          THE DAVID ROSENBERG
                           IRREVOCABLE TRUST U/A/D 3/27/97


                          By: /s/
                              ----------------------------
                        Name: Mitchell Schlossberg
                       Title: Trustee


                          By: /s/
                              ----------------------------
                        Name: Corie Weisblum
                       Title: Trustee